UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 4, 2017

Ambac Financial Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004
(Address of principal executive offices) (Zip Code)

(212) 658-7470
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 4, 2017 (the “Effective Date”), Ambac Financial Group, Inc. (“Ambac”) and its principal subsidiary, Ambac Assurance Corporation (“Ambac Assurance;” and together with Ambac, the “Company”), entered into an Employment Agreement (the “Agreement”) with Stephen M. Ksenak, pursuant to which Mr. Ksenak will continue to serve as Senior Managing Director and General Counsel of both companies. The Agreement has an initial term of one (1) year and will automatically renew for successive one (1) year terms unless either party notifies the other that it does not wish to renew the Agreement at least 90 days before the end of the then-current term (the initial one year period of employment under the Agreement and any successor period is known as the “Employment Period”).
Under the Agreement, Mr. Ksenak is entitled to an annual base salary of no less than $600,000, commencing as of January 1, 2017, and is eligible for an annual bonus pursuant to the Company’s annual bonus plan for senior executives. A portion of Mr. Ksenak’s bonus may be awarded in the form of vested equity grants with deferred settlement (not to exceed 25% of his bonus amount for any calendar year), as determined in the discretion of the Compensation Committees of the Boards of Directors of Ambac and Ambac Assurance, acting jointly (together, the “Joint Compensation Committee”). The amount of any annual bonus paid to Mr. Ksenak during the Employment Period shall be based on the achievement of pre-established performance goals that are established by the Joint Compensation Committee. Mr. Ksenak’s target bonus shall be set at no less than 50% of base salary.
In addition, during the Employment Period, Mr. Ksenak will be eligible to participate in Ambac’s incentive compensation plan, or any successor or additional plan, subject to the terms of any such plan, as determined in the discretion the Joint Compensation Committee. Equity awards granted to Mr. Ksenak under Ambac’s incentive compensation plan shall be similar in form and shall have similar terms and conditions (other than amount) as equity awards granted to other senior executives of the Company. With respect to each calendar year that ends during the Employment Period, Mr. Ksenak’s target annual long-term incentive award amount shall be no less than $225,000, as determined by the Joint Compensation Committee in its discretion.
If the Company terminates Mr. Ksenak’s employment other than for “Cause” (including notice of non-renewal by the Company) or Mr. Ksenak terminates his employment with “Good Reason” (as each such term is defined in the Agreement), the Company will pay to Mr. Ksenak his base salary due through the date of termination, any unpaid bonus earned with respect to the year preceding the year of termination and any other accrued benefits to which Mr. Ksenak is entitled as of the date of termination. In addition, Mr. Ksenak will be entitled to receive the following severance payments and benefits: (a) a lump sum payment equal to 1.5 times the sum of (i) his base salary and (ii) the amount of his target bonus, (b) a lump sum payment equal to his target bonus for the year in which the termination occurs pro-rated to reflect the time of service for such year through the date of termination, and (c) Mr. Ksenak and his eligible dependents will be entitled to continue to participate in such basic medical and life insurance programs of the Company as are in effect from time to time, on the same terms and conditions as applicable to active senior executives of the Company, for twelve months or, if earlier, until the date Mr. Ksenak becomes eligible to receive coverage from another employer or is otherwise no longer eligible to receive COBRA continuation coverage. With respect to all of Mr. Ksenak’s outstanding equity awards granted on and after the Effective Date, (i) Mr. Ksenak will receive 12 months of vesting acceleration on his then-outstanding awards or, if vesting is less frequent than annually, a pro rata portion, with the period from the last vesting date (or, if none, the grant date) as the numerator and the period from such last vesting date (or grant date) to the next vesting date as the denominator, and (ii) with respect to Mr. Ksenak’s then-outstanding performance-based equity awards, he will be deemed to have satisfied the service-based component of such awards and will be eligible to receive a portion of each such award based on actual performance through the end of the applicable performance period, pro-rated to reflect Mr. Ksenak’s actual service plus 12 months during each performance period.
If the Company terminates Mr. Ksenak’s employment other than for Cause (including notice of non-renewal by the Company) or Mr. Ksenak terminates his employment for Good Reason, in each case in contemplation of and no more than 90 days prior to, or one year following the occurrence of, a “Change in Control” (as defined in the Agreement), then, the multiplier used to determine the severance payments that Mr. Ksenak would otherwise be entitled to receive, as described in clause (a) of the immediately preceding paragraph shall be 2.0 instead of 1.5, and (i) all of Mr. Ksenak’s then-outstanding time-based equity awards granted on or after the Effective Date will become immediately vested and (ii) with respect to his then-outstanding performance-based equity awards granted on or after the Effective Date, Mr. Ksenak will be eligible to vest in each such award based on actual performance through the end of the applicable performance period.
Severance payments made to Mr. Ksenak in connection with his termination of employment are subject to his delivery of a general release of claims and his material compliance with the restrictive covenants set forth in the Agreement. The Agreement contains restrictive covenants relating to the non-disclosure of confidential information, non-competition (which runs for 12 months following Mr. Ksenak’s termination of employment), non-solicitation (or hiring) of employees (which runs for 12 months following Mr. Ksenak’s termination of employment), mutual non-disparagement, and cooperation on certain matters (which runs for 5 years following Mr. Ksenak’s termination of employment). The Agreement also sets forth certain stock ownership guidelines that will apply to Mr. Ksenak. The guidelines generally require that Mr. Ksenak hold shares of the Company’s common stock equal in value to two times his base salary. The Agreement also provides that Mr. Ksenak’s compensation will be subject to claw-back or recoupment to the extent required by Company policy or applicable law.
If Mr. Ksenak’s employment terminates due to his death or “Disability” (as defined in the Agreement) during the Employment Period, then Mr. Ksenak (or his legal representative or estate) will be entitled to receive his base salary through the date of termination, any unpaid bonus earned with respect to the year preceding the year of termination, and an annual bonus for the year of termination based on actual full-year performance (with any individual factor being rated at 100%), pro-rated to reflect the time of service for such year through the date of termination, and any other accrued benefits to which Mr. Ksenak is entitled as of the date of termination. With respect to all of Mr. Ksenak’s outstanding equity awards granted on and after the Effective Date, (i) Mr. Ksenak will receive 12 months of vesting acceleration on his then-outstanding awards or, if vesting is less frequent than annually, a pro rata portion, with the period from the last vesting date (or, if none, the grant date) as the numerator and the period from such last vesting date (or grant date) to the next vesting date as the denominator, and (ii) with respect to Mr. Ksenak’s then-outstanding performance-based equity awards, he will be deemed to have satisfied the service-based component of such awards and will be eligible to receive a portion of each such award based on actual performance through the end of the applicable performance period, pro-rated to reflect Mr. Ksenak’s actual service plus 12 months during each performance period.
The preceding summary of the Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Agreement attached as Exhibit 10.1, as though it were fully set forth herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.     The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit
Number	Exhibit Description
10.1	Employment Agreement dated as of January 4, 2017, by and among Ambac Financial Group, Inc., Ambac Assurance Corporation and Stephen Ksenak.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	January 6, 2017	By:	/s/ William J. White
First Vice President, Secretary and Assistant General Counsel

Exhibit Index

Exhibit
Number	Exhibit Description
10.1	Employment Agreement dated as of January 4, 2017, by and among Ambac Financial Group, Inc., Ambac Assurance Corporation and Stephen Ksenak.